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CONTACTS:

NORRIS BATTIN                                  ANTHONY D. GALLEY
THE COOPER COMPANIES, INC.                     ASPECT VISION CARE, LTD.
888-822-2660                                   +44 1703 353900
714-673-4299                                   AGALLEY@aspect-vision.co.uk
nbattin@usa.net


FOR IMMEDIATE RELEASE

                   COOPER COMPANIES SIGNS DEFINITIVE AGREEMENT
                          TO ACQUIRE ASPECT VISION CARE

         IRVINE, Calif., and Southampton, England, November 20, 1997 - The Cooper Companies, Inc. (NYSE: COO) and Aspect Vision Care, Ltd. announced today that the companies had signed definitive agreements for Cooper to acquire Aspect Vision Care, a privately-held manufacturer of high-quality contact lenses sold primarily in the United Kingdom and other European countries. Final closing is pending only the approval of the British Inland Revenue Authority which is expected within 30 days.

         Cooper paid approximately (pound)30 million, or $51.0 million at the date of the closing in cash and notes, and will pay an additional amount after 3 years based on performance over that period for Aspect and a related group of affiliates including Contact Lens Technologies Ltd., New Focus Health Care Limited, Aspect Vision Italia SRL and Aspect Specialty Ltd. Aspect will operate under its current name and management as a part of CooperVision, Inc., the Company's contact lens business.

         CooperVision expects revenue of approximately $125 million in fiscal 1998, including approximately $45 million from Aspect. By the year 2000, CooperVision expects its revenue will approach $200 million. Cooper believes that in its first full year, the Aspect acquisition will not dilute earnings per share and that in subsequent years the acquisition will be highly accretive.

         Earlier this year, CooperVision entered into an agreement with a leading Japanese manufacturer of non-prescription ophthalmic products and contact lens solutions to market CooperVision's line of contact lenses in Japan and other Asian countries. The Aspect acquisition brings CooperVision a European partner



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to complement its Asian affiliation and positions it to achieve its goal of becoming the world leader in the toric contact lens market by the year 2000.

          "Aspect Vision Care is an ideal platform to launch our specialty lens product line into the European market," said A. Thomas Bender, chief executive officer of the Company and president of CooperVision. "We both approach the market with the same philosophy, emphasizing high quality products and customer service, so the fit will be excellent." Over the past three years, Aspect Vision has achieved compounded revenue growth of approximately 55%. CooperVision expects fiscal 1997 revenue to be approximately $64 million, or 30% over 1996. Toric lenses to correct astigmatism are expected to account for more than half of CooperVision's sales during this period.

         Aspect's Strategic Importance to CooperVision

         Aspect adds both marketing and manufacturing capabilities to CooperVision. In marketing, CooperVision gains immediate access to European and other international markets for its line of specialty contact lenses. In North America, CooperVision is a leading supplier of specialty lenses, particularly toric lenses to correct astigmatism, a defect in the shape of the cornea that causes distorted vision. Aspect's line of disposable and frequent replacement spherical lenses that correct near- and far-sighted patients who have no astigmatism, will become available in the United States. CooperVision does not currently market disposable spherical lenses.

         In combining their manufacturing technologies, Aspect Vision and CooperVision will become the only contact lens company in the world that can produce lenses from the three major contact lens manufacturing technologies: cast molding, precision lathing and FIPS(TM), CooperVision's proprietary combination of lathing and molding. With this complete range of technologies, CooperVision will be able to offer their customers a wide range of lenses and wearing cycles to meet the needs of most contact lens patients. Aspect's proprietary know-how is expected to lead to a second generation of the FIPS toric manufacturing process, reducing production costs, increasing production capacity at existing facilities and providing improved lens comfort using Aspect's patented edge design technology.



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         Aspect Vision Care Background

         Aspect Vision Care started business in 1973 as Focus Contact Lens Laboratory, Ltd., manufacturing contact lenses for individual orders using lathing technology. In 1991 Aspect Vision Care, Ltd. was formed and sold cast molded lenses manufactured by an associated company. In 1994, Aspect began its own manufacturing.

         Today, Aspect sells low cost cast molded conventional, disposable and planned replacement lenses, primarily in Europe. Aspect also provides private label lenses to many European retail optical chains.

         According to industry sources, Aspect has a strong franchise in the United Kingdom where it leads the industry in unit sales of conventional contact lenses and is second in total unit volume. Sales in the U.K. account for approximately one-half of Aspect's volume. The remaining revenue comes from the Italian subsidiary and sales to European distributors and other contact lens companies. Fifteen direct sales representatives service the U.K. and Italian markets.

         Practitioners have reported that Aspect's lenses offer above average comfort, a successful initial fit rate and competitive pricing. In a study comparing eight brands of disposable lenses published in 1997 in Contact Lens and Anterior Eye, a publication of the British Contact Lens Association, Aspect's disposable Frequency-55(TM) lens was one of three lens brands that "achieved relatively high levels of fitting success", 90% for Aspect's product versus 70% for the lowest of the eight rated brands.

         Aspect manufacturers its lenses using its patented UltraSYNC(TM) technology, a synchronized molding system that produces a completely finished lens with minimal manual labor. No polishing, buffing or finishing is required. In 1997, Aspect won the Queen's Award for Technological Achievement for the development of the UltraSYNC system, one of only 15 awards presented each year and the first such award given to a contact lens company. Aspect also received ISO 9001/EN 46001 certification in 1997 allowing its products to be CE marked for sale in European markets ahead of the compulsory requirement effective in June 1998.

         As of August 1997, Aspect employed about 650 people in the U.K., with about 600 staffing the manufacturing division in over 85,000 square feet in Hamble, near Southampton. An additional 60,000 square feet has been acquired for the consolidation of customer service and distribution and for additional manufacturing.

         Statements in this press release that are not based on historical fact may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue" or similar terms. Certain statements in the Company's periodic and other filings with the Securities and



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Exchange Commission, including all statements under the headings "Risk Factors"
and "Recent Developments" in the Prospectus and Prospectus Supplement for the Company's common stock attached as an exhibit to Form 8-K filed July 23, 1997, constitute cautionary statements identifying important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Additional factors that could cause or contribute to differences include: major changes in business conditions and the economy in general; loss of key members of senior management; new competitive inroads; costs to integrate acquisitions; decisions to invest in research and development and other start-up projects; dilution to earnings per share associated with acquisitions or stock issuance; regulatory issues; unexpected changes in reimbursement rates and payor mix; costs associated with debt restructuring; unforeseen litigation and decisions to divest businesses. Future results are also dependent on each subsidiary of the Company meeting specific objectives.

         The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products and services. Corporate offices are located in Irvine and Pleasanton, Calif. CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N. Y., Toronto, Canada and Southampton, England, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic and surgical instruments, equipment and accessories for the gynecological market. Hospital Group of America, Inc. provides psychiatric services through hospitals in New Jersey, Delaware, Illinois and Indiana and satellite locations near these facilities.

         NOTE: A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data for The Cooper Companies. Cooper's World Wide Web address is www.coopercos.com. Aspect Vision Care can be found at www.aspect-vision.co.uk.

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